Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                      The Securities Exchange Act of 1934

                        Date of Report: February 15, 2005

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Texas                        0-26958                 76-0037324
(State Or Other Jurisdiction     (Commission File Number)       (IRS Employer
       of Incorporation                                      Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)


                            505 North Belt, Suite 630
                              Houston, Texas 77060
                                 (281) 820-1181
                      (Registrant's previous office/phone)


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 13, 2005, we entered an Option to Purchase Agreement (the "Option Agreement") with Top Shelf, LLC, a North Carolina limited liability company ("Top Shelf") and the holder of Top Shelf's membership interests to purchase all of the issued and outstanding membership interests of Top Shelf which owns a nightclub known as "The Manhattan Club" located in Charlotte, North Carolina (the "Club"). The Option Agreement provides for a four-month option period and purchase price of $1,000,000 which is payable with 180,000 shares of our common stock (the "Shares") and a seven year promissory note bearing interest at the rate of 7% (the "Note"). Subject to the completion of the transaction, we will be required to file a registration statement for the
Shares.   For purposes of calculating the purchase price, the Shares will be valued at the average closing price of our stock for the five (5) days preceding the effective date of the registration statement. If the value of the Shares declines subsequent to the effective date of the registration statement, then the Seller shall have the right to "put" the Shares back to us on terms and conditions to be negotiated by the parties and set forth in the definitive agreement. It was further agreed that once the Seller has received the value of the Shares, then his "put" rights will immediately terminate.

     We intend to enter a Definitive Agreement upon satisfaction of certain conditions, including Rick's obtaining a temporary liquor license, Rick's obtaining a sexually oriented business license, and other conditions consistent with transactions of this type. However, the Option Agreement shall immediately terminate if we are denied a temporary liquor license by the North Carolina Liquor Authority. Under the Option Agreement, there are provisions for us to pay a Breakup Fee of $200,000 under certain conditions if we fail to execute and close the transaction. The terms and conditions of the Stock Purchase Agreement
were the result of extensive arm's length negotiations between the parties.   A
copy of the Option Agreement is attached hereto as Exhibit 10.1.

     Additionally, on February 13, 2005, our wholly owned subsidiary, RCI Entertainment (North Carolina), Inc., a North Carolina corporation ("RCI North Carolina"), entered a Management Agreement (the "Management Agreement") with Top Shelf under which RCI North Carolina will manage, operate, maintain and market the Club. Under the Management Agreement, RCI North Carolina will operate the Club under the name "Rick's Cabaret" pursuant to a limited grant of license rights, and will receive one hundred percent (100%) of the net cash flow generated by the Club. A copy of the Management Agreement is attached hereto as
Exhibit 10.2.

     A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number  Description

10.1            Option to Purchase Agreement
10.2            Management Agreement
99.1            Press release dated February 15, 2005


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RICK'S CABARET INTERNATIONAL, INC.



                                     By:  /s/  Eric Langan
                                     ---------------------
Date: February 15, 2005              Eric Langan
                                     Chairman, President, Chief Executive
                                     Officer and Acting Chief Accounting Officer


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